UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LyondellBasell Industries N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 1, 2018.

LYONDELLBASELL INDUSTRIES N.V.

LYONDELLBASELL INDUSTRIES N.V. DELFTSEPLEIN 27E 3013 AA ROTTERDAM THE NETHERLANDS

Meeting Information

Meeting Type: Annual Meeting

For holders as of: May 4, 2018

Date: June 1, 2018 Time: 8:30 a.m., Local Time

Location: Sheraton Hotel
Schiphol Airport Schiphol Blvd. 101 1118 BG Amsterdam The Netherlands

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT/ANNUAL REPORT INCLUDING 10-K
How to View Online:
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Voting Items

The Management Board and Supervisory Board recommend you vote FOR the following proposal:

1.	Adoption of the Proposed Amendments to our Articles of Association

The Management Board and Supervisory Board recommend you vote FOR all of the nominees under the following proposals:

2.	Election of directors to our unitary Board and our Supervisory Board, for the period following the meeting until the unitary Board is formally implemented or in the event the amendments to our Articles of Association are not adopted:

	2a.	Bhavesh (Bob) Patel (unitary Board only)

	2b.	Robert Gwin

	2c.	Jacques Aigrain

	2d.	Lincoln Benet

	2e.	Jagjeet Bindra

	2f.	Robin Buchanan

	2g.	Stephen Cooper

	2h.	Nance Dicciani

	2i.	Claire Farley

	2j.	Isabella Goren

	2k.	Bruce Smith

	2l.	Rudy van der Meer

3.

Election of directors to our Management Board, for the period following the meeting until the unitary Board is formally implemented or in the event the amendments to our Articles of Association are not adopted:

	3a.	Bhavesh (Bob) Patel

	3b.	Thomas Aebischer

	3c.	Daniel Coombs

	3d.	Jeffrey Kaplan

	3e.	James Guilfoyle

The Management Board and Supervisory Board recommend you vote FOR the following proposals:

4.	Adoption of Dutch Statutory Annual Accounts for 2017

5.	Discharge from Liability of Members of the Management Board

6.	Discharge from Liability of Members of the Supervisory Board

7.	Appointment of PricewaterhouseCoopers Accountants N.V. as the Auditor for our 2018 Dutch Statutory Annual Accounts

8.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2018

9.	Ratification and Approval of Dividends in Respect of the 2017 Dutch Statutory Annual Account

10.	Advisory (Non-Binding) Vote Approving Executive Compensation

11.	Authorization to Conduct Share Repurchases

12.	Authorization of the Cancellation of Shares

13.	Amendment and Extension of Employee Stock Purchase Plan